Exhibit 4.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ADVANCED MARKETING SERVICES, INC.

      FIRST: The name of the corporation is Advanced Marketing Services, Inc.

      SECOND: Its registered office in the State of Delaware is located at 229 South State Street, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is United States Corporation Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of capital stock, having a par value of $.01 per share.

      FIFTH: The name and mailing address of the incorporator is as follows:

      Mary Anne Hood                         555 South Flower Street, 37th Floor
                                             Los Angeles, California  90071

      SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            To make, alter or repeal the Bylaws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting, duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors all deem expedient and in the best interests of the corporation.

      SEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of the corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

      EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      TENTH: A director of this corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except that, pursuant to Section 102(7) of the Delaware General Corporation Law, this Article Tenth shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Notwithstanding the foregoing, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

      Any repeal or a modification of the foregoing provisions of this Article Tenth shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who are eligible for indemnification pursuant thereto. The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Tenth.

      The undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the Delaware General Corporation Law, does hereby make and file this Certificate of Incorporation.

                                                     /s/ MARY ANNE HOOD
                                                     ---------------------------
                                                     MARY ANNE HOOD

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ADVANCED MARKETING SERVICES, INC.

      The undersigned, being the sole Incorporator of Advanced Marketing Services, Inc. (the "Corporation"), does hereby certify as follows:

      FIRST: The Certificate of Incorporation of the Corporation is amended by striking Article FOURTH in its entirety and replacing therefor the following:

                  "The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares of capital stock, having a par value of $.001 per share."

      SECOND: The Corporation has not received any payment for any of its capital stock and the foregoing amendment was duly adopted by the sole Incorporator of the Corporation in accordance with the provisions of Section 241 of the General Corporation Laws of the State of Delaware.

      IN WITNESS WHEREOF, I have signed this Certificate of Amendment as of the 14th day of May, 1987.

                                                    /s/ MARY ANNE HOOD
                                                    ----------------------------
                                                    Mary Anne Hood, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ADVANCED MARKETING SERVICES, INC.

      The undersigned, being the President and Secretary, respectively, of Advanced Marketing Services, Inc. (the "Corporation"), do hereby certify as follows:

      FIRST: The Certificate of Incorporation of the Corporation is amended by striking Article TENTH in its entirety and replacing therefor the following:

                  "A director of this corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except that, pursuant to Section 102(7) of the Delaware General Corporation Law, this Article Tenth shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  Any repeal or a modification of the foregoing provisions of this Article Tenth shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                  The corporation shall, to the fullest extent permitted by
                  Section 145 (except for Section 145(f)) of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who are eligible for indemnification pursuant thereto. The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Tenth."

      SECOND: The Corporation has not received any payment for any of its capital stock and the foregoing amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of the 28th day of May, 1987.


                                        ADVANCED MARKETING SERVICES, INC.

                                            /s/ CHARLES C. TILLINGHAST
                                        By: ------------------------------------
                                            Charles C. Tillinghast, III
                                            President


ATTEST


/s/ CYNTHIA B. TILLINGHAST
---------------------------
Cynthia B. Tillinghast
Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                        ADVANCED MARKETING SERVICES, INC.

                           (a California corporation)

                                      into

                        ADVANCED MARKETING SERVICES, INC.

                            (a Delaware corporation)

      It is hereby certified that:

      1. ADVANCED MARKETING SERVICES, INC. (hereinafter called the "Surviving Corporation") is a corporation of the State of Delaware, and, as the owner of all of the outstanding shares of stock of ADVANCED MARKETING SERVICES, INC., a California corporation (the "Subsidiary"), does hereby merge the Subsidiary with and into itself pursuant to the laws of the States of California and Delaware, the laws of each of which permit such a merger.

      2. The following is the text of resolutions adopted on the 21st day of May, 1987 by the Board of Directors of the Surviving Corporation with respect to the merger:

      RESOLVED, that ADVANCED MARKETING SERVICES, INC., a California corporation, shall be merged with and into this Corporation, which shall be the surviving corporation, and that all of the estate, rights, privileges, powers and franchises and all of the property, real, personal and mixed of ADVANCED MARKETING SERVICES, INC., a California corporation, shall be vested in and held, possessed, and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held, possessed and enjoyed by ADVANCED MARKETING SERVICES, INC., a California corporation, in its own name; and it is further

      RESOLVED, that this Corporation shall assume all of the obligations of ADVANCED MARKETING SERVICES, INC., a California corporation, as of the effective date of the said merger; and it is further

      RESOLVED, that the Certificate of Incorporation and By-Laws of this Corporation shall survive as the Certificate of Incorporation and By-Laws of the surviving corporation; and it is further

      RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of California and the State of Delaware, and by the laws of any other appropriate jurisdiction, and will cause to be performed all necessary acts in order to effect and accomplish the aforesaid merger.

      IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its President and Secretary at San Diego, California on May 28, 1987.


                                        ADVANCED MARKETING SERVICES, INC.
                                        a Delaware corporation


                                            /s/ CHARLES C. TILLINGHAST
                                        By: ------------------------------------
                                            Charles C. Tillinghast, III
                                            President

                                            /s/ CYNTHIA B. TILLINGHAST
                                        By: ------------------------------------
                                            Cynthia B. Tillinghast
                                            Secretary

STATE OF CALIFORNIA  )
                     )  ss:
COUNTY OF SAN DIEGO  )

      On this 28th day of May, 1987 there personally appeared before me, a Notary Public duly authorized by the laws of this jurisdiction to take acknowledgements of deeds, Charles C. Tillinghast, III and Cynthia B. Tillinghast who are the President and Secretary, respectively, of ADVANCED MARKETING SERVICES, INC., a Delaware corporation, and who each acknowledge that the foregoing instrument as executed is the act and deed of the said corporation, and that their signing of such instrument on behalf of said corporation is their own free act and deed.

                                            /s/ PEGGY A. BAKER
                                            ------------------------------------
                                            Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      ADVANCED MARKETING SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of ADVANCED MARKETING SERVICES, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for such amendments to be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendments are as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article ELEVENTH, which shall read as follows:

            "ELEVENTH: (1) The number of directors of the corporation shall be not less than three nor more than fifteen, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office, and to be fixed initially at six.

            (2) The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1992 two directors of the first class shall be elected to hold office for a term expiring at the 1993 annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the 1994 annual meeting and two directors of the third class shall be elected to hold office for a term expiring at the 1995 annual meeting. Commencing with the annual meeting of stockholders in 1993, each class of directors whose term shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease in the number of directors, the number of directors in each class shall be as nearly equal as possible. Election of directors need not be by ballot unless the Bylaws so provide.

            (3) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

            (4) At any annual meeting of stockholders of the corporation, or at any special meeting of stockholders of the corporation the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, voting together as a single class, may remove such director or directors for cause, or, by vote of at least 80% of the outstanding shares thereof, voting together as a single class, may remove such director or directors other than for cause.

            (5) Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Eleventh."

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article TWELFTH, which shall read as follows:

            "TWELFTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied.

            Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Twelfth."

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article THIRTEENTH, which shall read as follows:

            "THIRTEENTH: Special meetings of the stockholders for any purpose or purposes shall be called solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board, and the power of stockholders to call a special meeting is specifically denied. The place and notice of any special meeting shall be as set forth in the Bylaws. No business shall be transacted and no corporate action shall be taken at a special meeting of the stockholders other than that stated in the notice of meeting.

            Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Thirteenth."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of these amendments.

      THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and its Secretary, this 26th day of August, 1991.


                                        ADVANCED MARKETING SERVICES, INC.

                                            /s/  CHARLES C. TILLINGHAST
                                        By: ------------------------------------
                                            Charles C. Tillinghast, III
                                            President

                                                /s/ JON S. FISH
                                        ATTEST: --------------------------------
                                                Jon S. Fish, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      ADVANCED MARKETING SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of ADVANCED MARKETING SERVICES, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for such amendments to be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article FOURTEENTH, which shall read as follows:

            "FOURTEENTH: To the extent that the laws of California govern the affairs of the corporation at any time and from time to time by virtue of the application of Section 2115 of the California General Corporation Law, the following provisions shall be applicable:

            (A) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (B) The corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law for breach of duty to the corporation and its shareholders, in excess of that expressly permitted by said Section 317, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California General Corporation Law, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in
Section 317, as amended. Any repeal or modification of the foregoing provisions of this Paragraph B of this Article Fourteenth by the shareholders of this corporation shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of this amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and its Secretary, this 26th day of August, 1991.


                                        ADVANCED MARKETING SERVICES, INC.


                                            /s/ CHARLES C. TILLINGHAST
                                        By: ------------------------------------
                                            Charles C. Tillinghast, III
                                            President

                                                /s/ JON S. FISH
                                        ATTEST: --------------------------------
                                                Jon S. Fish, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ADVANCED MARKETING SERVICES, INC.

      Advanced Marketing Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certificate that:

      FIRST: The Board of Directors of the Corporation adopted, declared advisable and then proposed for adoption by the stockholders of the Corporation, the following resolution to amend the Corporation's Certificate of Incorporation (the "Amendment"):

            RESOLVED, that Article FOURTH be deleted in its entirety and in lieu thereof be replaced with the following new Article FOURTH:

            "FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share ("Common Stock").

      SECOND: The foregoing amendment was approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the stockholders of the Corporation, at the Corporation's annual meeting of stockholders held on July 27, 2000, by stockholders of the Corporation entitled to vote thereon holding the requisite number of shares as prescribed by statute and by the Certificate of Incorporation for the taking of such action.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer and attested to by its Assistant Secretary this 27th day of July 2000.


                                        /s/ MICHAEL M. NICITA
                                        ----------------------------------------
                                        Michael M. Nicita
                                        President and Chief Executive Officer


Attest:



/s/ EDWARD J. LEONARD
-------------------------
Edward J. Leonard
Assistant Secretary